RECORDING REQUESTED BY AND WHEN RECORDED RETURN
TO:

GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue
New York, NY I 0166 Attn: Deborah E. Miller







   DEED OF TRUST, SECURITY AGREEMENT, FINANCING
         STATEMENT  ASSIGNMENT OF RESIDENT
               AGREEMENTS AND RENTS
   (Security For Construction And Mini-Permanent
                       Loan)

Grantor (Borrower): Emeritus Properties III, Inc.
Grantee (Lender): Ocwen Federal Bank FSB
Grantee (Trustee): Chicago Title Insurance Company
Legal Description (abbreviated): Lot l, Columbia
Pacific Management Building Site Plan, 9507190625;
Additional legal on Exhibit A
Assessor's Tax Parcel ID#6021650010

              THIS DOCUMENT TO BE RECORDED BOTH AS
                A DEED OF TRUST AND FIXTURE FILING

         THIS DOCUMENT SECURES OBLIGATIONS WHICH
         CONTAIN
            PROVISIONS FOR A VARIABLE RATE OF
            INTEREST

     THIS DEED OF TRUST, SECURITY AGREEMENT,
FINANCING STATEMENT AND ASSIGNMENT OF RESIDENT
AGREEMENTS AND RENTS (this "Deed of Trust") is made as of the 30th day of January,1997, by and between EMERITUS PROPERTIES III, INC., a
Washington corporation whose address is 3131
Elliott Avenue, Suite 500 Seattle Washington 98121
("Grantor"), CHICAGO TITLE INSURANCE COMPANY, a
Missouri corporation, whose address is 2601 South
35th Street, Suite 100, Tacoma, Washington 98409,
Attn: Bruce Judson, as Trustee ("Trustee") and
OCWEN FEDERAL BANK FSB, a federally chartered savings bank whose address is 1675 Palm Beach
Lakes Boulevard, West Palm Beach, Florida 33401,
Attention: Secretary ("Beneficiary").

     Terms which are used in this Deed of Trust and not otherwise defined herein shall have the meanings described to such terms in Article I below.

                       RECITALS

     THIS DEED OF TRUST CONSTITUTES A FIXTURE
FILING UNDER SECTIONS 9-313 AND 9-402 OF THE
UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE OF
WASHINGTON TO THE EXTENT THE GOODS ARE FIXTURES
UNDER THE LAWS OF THE STATE OF WASHINGTON, THE
FIXTURES ARE OR ARE TO BECOME FIXTURES ON THE REAL
PROPERTY LOCATED IN THE COUNTY OF PIERCE, STATE OF
WASHINGTON, MORE PARTICULARLY DESCRIBED ON EXHIBIT
A ATTACHED HERETO. THE NAME

OF THE RECORD OWNER OF THE REAL PROPERTY IS
GRANTOR

     Of even date herewith, Grantor, as Borrower, and Beneficiary, as Lender, have entered into a Loan Agreement (the "LOAN AGREEMENT") pursuant to which Beneficiary has agreed to make a loan (the
"LOAN") to Grantor in the original principal sum of Six Million Four Hundred Sixty-Five Thousand and No/100 Dollars ($6,465,000) upon the terms and conditions set forth therein. The Loan is evidenced by a Promissory Note (the "NOTE") in the original principal amount of the Loan executed by Grantor and payable to the order of Beneficiary.

     As security for the Loan, and as partial consideration therefor, Grantor has agreed to execute and deliver this Deed of Trust as one of the Loan Documents described in the Loan
Agreement.

     NOW, THEREFORE, in consideration of the
making of the Loan and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, to secure the Loan and the other
Indebtedness, Grantor has granted, mortgaged, bargained, sold, alienated, enfeoffed, released, conveyed and confirmed, and by these presents does grant, mortgage, bargain, sell, alienate, enfeoffed release, convey and confirm unto the Trustee, in trust, WITH POWER OF SALE, in fee simple, all that land situated in Pierce County, Washington, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "LAND"), together with the buildings and improvements erected or to be erected thereon, including but not limited to all appurtenant parking areas, driveways, roadways, walkways and landscaped areas (the
"IMPROVEMENTS");

     TOGETHER with all the walks, fences,
shrubbery, driveways, fixtures, equipment, machinery, apparatus, fittings, building materials and other articles of personal property of every kind and nature whatsoever, now or hereafter ordered for eventual delivery to the Land (whether or not delivered thereto), and all such as are now or hereafter located in or upon any interest or estate in the Land or any part thereof and used or usable in connection with any present or future operation of the Land now owned or hereafter acquired by Grantor, including, without limiting the generality of the foregoing, all heating, lighting, laundry, clothes washing, clothes drying, incinerating and power equipment, engines, boilers, pipes, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire-prevention, fire-extinguishing, refrigerating, ventilating, and communications apparatus, telephones and office equipment, television sets, radio systems, recording systems, computer equipment, copiers, chairs, desks, tables, sofas, air-cooling and air-conditioning apparatus, elevators, escalators, shades, awnings, draperies, curtains, curtain rods, mirrors, paneling, fans, furniture, furnishings, beds , mattresses, linens, bedding, towels, wheel chairs, walkers, canes, medical equipment and supplies, vans and other transportation equipment, carpeting, linoleum and other floor coverings, screens, storm doors and windows, stoves, dishes, glasses, silverware and other kitchen and restaurant equipment and supplies, gas and electric ranges, refrigerators, garbage disposals, sump pumps, dishwashers, bath tubs, water heaters, water closets, sinks, attached cabinets, partitions, ducts and compressors, landscaping, swimming pool, lawn and garden equipment, security systems and including all materials and equipment installed or to be installed or used or usable in the construction, reconstruction, alteration, repair and operation of the building or buildings or appurtenant facilities erected or to be erected in or upon the Land; it being understood that all of the aforesaid shall be deemed to be fixtures and part of the Land, but whether or not of the nature of fixtures they shall be deemed and shall constitute part of the security for the Indebtedness and shall be covered by this Deed of Trust excluding, however, only personal property owned by any resident actually occupying all or part of the premises. Except as otherwise expressly allowed pursuant to this Deed of Trust, disposition of any of the aforesaid or of any interest therein is prohibited; however, if any disposition is made in violation hereof, Beneficiary shall have a security interest in the proceeds therefrom to the fullest extent permitted by the laws of the State of Washington; and

     TOGETHER with all and singular the. rights, rights-of wa
                                                            y
                                                            ,
                                                            s
                                                            t
                                                            r
                                                            i
                                                            p
                                                            s
                                                            a
                                                            n
                                                            d
                                                            g
                                                            o
                                                            r
                                                            e
                                                            s
of land, streets, alleys, ways, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, mineral, oil and gas rights, easements, tenements, privileges, advantages, accessions, hereditaments and appurtenances belonging or in any way appearing to the Land and other property described herein, and the reversions and remainders, earnings, revenues, rents, royalties, issues and profits thereof and including any right, title, interest or estate hereafter acquired by Grantor in the Land and other property described herein, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Mortgaged Property (hereinafter defined) to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, properly, possession, claim and demand whatsoever both at law and in equity, of Grantor of, in and to the Mortgaged Property and every part and parcel thereof, with the appurtenances thereto;
and

     TOGETHER with all the right, title and
interest (but not the obligations) of Grantor, present and future, in and to all present and future accounts, contract rights (including all rights of Grantor set forth in the Loan
Agreement), general intangibles, chattel paper,
Documents and instruments including but not limited to licenses, construction contracts, management contracts, service contracts, utility contracts, options, Permits, public works agreements, architectural and engineering agreements, all architectural, engineering and similar plans, specifications, drawings, reports, surveys, plats, permits, bonds, deposits and payments thereunder, relating or appertaining to the Land and other property described herein and its development, occupancy and use; provided, however, that nothing herein shall be construed to grant Trustee or Beneficiary any right, title, or interest in or to any such items, to the extent such grant would be in violation of any applicable
Governmental Requirement; and

      TOGETHER with any right to payment of the rental for the use or occupancy (transient or otherwise) of rooms or other space, including, without limitation, any residential unit or bed, any hotel or motel rooms, meeting, banquet, restaurant, parking, health or health service, medical, recreational or spa facilities, or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Land, including, without limitation, ( 1 ) all accounts arising from the operation of the Improvements and all proceeds thereof (whether cash or noncash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof, and (2) all rights to payment from any consumer credit/charge card organization or entity, including, without limitation, payments arising from the use of the American Express Card, Visa Card, Carte Blanche
Card, Master Card, Diner's Club, or any other credit card, including those now existing or hereafter created or any substitutions therefor and all proceeds thereof (whether cash or non-cash moveable Or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection, or other disposition or substitution thereof; provided however, that nothing herein shall be construed to grant Trustee or Beneficiary any right, title, or interest in or to any such items, to the extent such grant would be in violation of any applicable Governmental requirement; and

     TOGETHER with all of the rents, royalties, revenues, income, proceeds, profits and other benefits paid or payable by parties to the Resident Agreements for using, leasing, licensing, possessing, occupying, operating from, residing in, selling or otherwise enjoying the Land, the improvements, and other property securing the Indebtedness, or any portion thereof; provided, however, that nothing herein shall be construed to grant Trustee or Beneficiary any right, title, or interest in or to any such items, to the extent such grant would be in violation of any applicable
Governmental Requirement; and

     TOGETHER with aI1 of Grantor's right, title and interest in and to any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation
(collectively, the "AWARDS") heretofore or hereafter made, including interest thereof and the right to receive the same, as a result of, in connection with, or in lieu of (a) any taking of the Mortgaged Property or any part thereof by the exercise of the power of condemnation or eminent domain, or the police power; (b) any change or alteration of the grade of any street or (c) any other injury or decrease in the value of the Mortgaged Property or any part thereof (including but not limited to destruction or decrease in value by fire or other casualty), a11 of which Awards, rights thereto and shares therein are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the proceeds thereof and to give property receipts and acquittances therefor and to apply, at its option, the net proceeds thereof, after deducting expenses of collection as a credit upon any portion, as selected by Beneficiary, of the Indebtedness secured hereby; and

     TOGETHER with all of Grantor's right, title and interest in and to any and all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the. right to receive the same from any and all insurance policies covering the Property or any portion thereof, or any of the other property described herein; and

      TOGETHER with the interest of Grantor in any cash escrow fund and in any and all funds, securities, instruments, Documents and other property which are at any time paid to, deposited with, under the control of, or in the possession of Beneficiary, or any of its agents, branches, affiliates, correspondents or others acting on its behalf, which rights shall be in addition to any right of set-off or right of lien that Beneficiary may otherwise enjoy under applicable law, regardless of whether the same arose out of or relates in any way, whether directly or indirectly, to the Mortgaged Property; and

      TOGETHER with the interest of Grantor in and to any and all funds created or established and held by Beneficiary pursuant to any indenture of trust or similar instrument authorizing the issuance of bonds or notes for the purpose of financing the Project; and

     TOGETHER with all inventory, including raw materials, components, work-in progress, finished merchandise and packing and shipping materials owned by Grantor and located on the Mortgaged
Property; and

     TOGETHER with all proceeds, products,
returns, additions, accessions and substitutions of and to any or all of the above; and

     TOGETHER with all of the records and books of account now or hereafter maintained by or on behalf of Grantor in connection with the Project;
and

     TOGETHER with all names now or hereafter used in connection with the Project and the goodwill associated therewith.

     The Land, the Improvements and all of the property, rights, privileges and franchises referenced hereinabove and/or granted herein by Grantor to Beneficiary, together with the proceeds, products, replacements, additions, substitutions, renewals and accessions of or to any and all of the foregoing, are collectively referred to herein as the "MORTGAGED PROPERTY."

     TO HAVE AND TO HOLD all and singular the
Mortgaged Property unto the Trustee, its successors and assigns forever; PROVIDED, HOWEVER, that these presents are upon the condition that if Grantor shall pay and fully perform the Loan, including, without limitation, all sums, including, without limitation, the principal, interest and Additional Interest payable in respect to the Note, Loan Agreement and Loan
Documents and all amounts and any other promissory note or evidence of indebtedness secured by this Deed of Trust, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by Grantor, and shall keep, perform and observe all and singular the terms, conditions, covenants and provisions in the Note, Loan Agreement and Loan Documents, and any renewal, extension consolidation or modification thereof and in this Deed of Trust expressed to be kept, performed and observed by and on the part of Grantor, all without fraud or delay, then the Trustee shall, upon receipt of the written request of Holder and at the expense of Grantor, release and discharge this Deed of Trust of record and shall transfer and deliver up to Grantor any property at the time subject to this Deed of Trust which may be then in its possession, provided the Trustee hereunder shall be entitled to a reasonable fee for the release and reconveyance of such property.

     This Deed of Trust does not secure any funded or unfunded commitment to any governmental agency to pay for the construction or maintenance of any sidewalks, roads, traffic controls, storm or sanitary sewer lines, landscaping or other improvements to or in the vicinity of the Mortgaged Property or any extension fees or other sums due in connection therewith if and to the extent such commitment is or becomes secured by a separate deed of trust.

                        ARTICLE I

                       DEFINITIONS

     When used in this Deed of Trust, the
following terms shall have the respective meanings assigned to them or if no definition is set forth herein, then the meanings assigned to such terms in the Loan Agreement:

     "ACCREDITATION BODY" shall have the meaning ascribed to such term in the Operating Agreement.

     "AFFILIATE" shall have the meaning ascribed to such term in the Operating Agreement.

     "ASSIGNMENT OF LICENSES AND PERMITS" shall mean the Assignment of Licenses and Permits dated of even date herewith executed by Grantor and delivered to Beneficiary, as the same may be amended from time to time.

     "ASSIGNMENT OF RENTS AND LEASES" shall mean the Assignment of Rents and Leases dated of even date herewith executed by Grantor and delivered to Beneficiary, as the same may be amended from time to time.

     "ASSISTED LIVING FACILITY " shall have the meaning ascribed to such term in the Loan
Agreement.

     "BORROWING GROUP" shall mean collectively,
Grantor, Guarantor, any Person which is an Affiliate of Grantor or Guarantor or any Manager which is an Affiliate of Grantor or Guarantor.

     "BUSINESS DAYS" shall mean any day other than a Saturday or Sunday or any day which is a legal holiday in Florida or any day on which banking institutions are authorized or are required by law or other governmental action to close.

     "COLLATERAL" shall mean the Mortgaged
Property and all additional property covered by any Security Agreement or any of the other Loan
Documents and identified as collateral or security for the Loan.

      "CONTRACTS" shall mean all agreements
(including, without limitation, Provider
Agreements and Resident Agreements), contracts
(including without limitation, construction contracts, subcontracts, and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Project or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Project and all renewals, replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority, Accreditation Body or
Third Party Payor or maintained or used in conjunction with the Project by any member of the Borrowing Group or entered into in conjunction with the Project by any member of the Borrowing
Group with any other Person.

      "DEFAULT RATE" shall mean the rate of
interest set forth in the Note as the applicable interest rate after the occurrence of an Event of Default or after the Maturity Date.
     "ENVIRONMENTAL LAWS" shall mean any
Governmental Requirement applicable to Grantor or to the Mortgaged Property relating to industrial hygiene or to environmental or unsafe conditions, including but not limited to, those relating to the generation manufacture, storage, handling, transportation, disposal, release, emission or discharge of Substances, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Mortgaged
Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Mortgaged Property. Environmental Laws also shall include, but not be limited to, the Model
Toxics Control Act, as adopted in the State of Washington and amended from time to time, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and
Community Right-to-Know Act of 1986, the Hazardous
Materials Transportation Act, the Resource
Conservation and Recovery Act the Solid Waste
Disposal Act, the Clean Water Act, the Clean Air
Act, the Toxic Substance Control Act, the Safe
Drinking Water Act and the Occupational Safety and
Health Act, and all regulations adopted in respect to the foregoing laws.

     "ENVIRONMENTAL REPORT" shall mean the Phase I
Environmental Report dated October 3, 1996, prepared by Eckland Consultants, Inc. with respect to the Land.

     "GOVERNMENTAL AUTHORITY" shall mean the
United States, the state, the county, the city, or any other political subdivision in which the Mortgaged Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Grantor, Guarantor, the Project, or if the context requires, any Design Professional, the General Contractor, any subcontractor, the Developer, or the Manager under the Management Contract.

      "GOVERNMENTAL REQUIREMENTS" shall mean shall mean all laws, statutes, ordinances, bylaws, codes, rules, regulations, restrictions, orders, writs, injunctions, judgments or decrees
(including, without limitation, all applicable building, health code, zoning, subdivision and other land use and health-care licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental
Authority, Accreditation Body or Third Party
Payor, applicable at any time and from time to time to Beneficiary, any member of the Borrowing
Group (to the extent applicable to the Project or the Loan), the Project or if the context requires, any Design Professional, the General Contractor, any subcontractor, the Developer or the Manager under the Management Contract, or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation of the Project, or the operation of any programs or services in connection with the Project, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Project,
(ii) in any way affect (adversely or otherwise) the use and enjoyment of the Project, or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Substances on, under or from the Project. Without limiting the foregoing, the term
Governmental Requirements includes all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and the requirements of Chapter 18.20 of the Revised Code of Washington.

      "HIGHEST LAWFUL RATE" shall have the meaning ascribed to such term in Section 5.8 hereof.

     "INDEBTEDNESS" shall mean the Loan, all
liabilities and obligations of Grantor, Guarantor and other Persons owing to Lender under the Loan
Documents and all other amounts which by the terms of this Deed of Trust or the Loan Documents are secured by this Deed of Trust.


     "INTENDED USE" shall mean the use of the Land, Improvements and other Mortgaged Property as an assisted living facility and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto.

     "LOAN DOCUMENTS" shall mean the Loan
Application, the Loan Agreement, the Note, this
Deed of Trust, the Assignment of Licenses and Permits, the Assignment of Rents and Leases, the Conditional Assignment of Management Contract, the
Operating Agreement, the Security Agreements, the
Guaranties, the Loan Disbursing Agreement,
Borrowers Counsel's Opinion, each Consent of
Design Professional, each Consent of Contractor, and all other Documents, instruments and agreements now existing or hereafter entered into by Grantor or any Guarantor with or for the benefit of Beneficiary in relation to the Loan, as the same may be amended from time to time, including all Documents evidencing the authority and capacity of Grantor and Guarantor to consummate the transactions contemplated by the Loan Agreement.

     "MEDICAID" shall have the meaning ascribed to such term in the Operating Agreement.

     "MEDICARE" shall have the meaning ascribed to such term in the Operating Agreement.

     "OPERATING AGREEMENT" shall mean that certain
Washington Assisted Living Facilities Operating and Licensing Agreement dated of even date herewith executed by Grantor and Beneficiary.

     "PERMITS" shall mean collectively, all
permits, licenses, approvals, variances, permissive uses, accreditations, certificates, certifications, consents, .agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Governmental Requirements benefiting, relating or affecting the Project or the construction development, maintenance, management, use or operation thereof or the operation of any programs or services in conjunction with the Project and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor, or maintained or used in conjunction with the Project by any member of the Borrowing Group, or entered into in conjunction with the Project by any member of the Borrowing Group with any Person.

     "PERMITTED ENCUMBRANCES" shall mean (i) the liens and security interests of Beneficiary arising under this Deed of Trust and the other
Loan Documents; (ii) such matters as are expressly stated as exceptions to title in any Title
Insurance Policy accepted by Beneficiary; (iii) liens for taxes, assessments, or Governmental charges or levies not yet due and payable, or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that a reserve or other appropriate provision as may be required by GAAP shall have been made therefor and no foreclosure, distraint, sale or other similar proceedings shall have been commenced and any additional requirements with respect thereto imposed by the Loan Documents have been satisfied; (iv) Resident
Agreements on a form previously approved by Beneficiary and other residency agreements that are acceptable to Beneficiary; and (v) such other matters affecting the Mortgaged Property as Beneficiary may accept in writing from time to time in Beneficiary's sole discretion.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "PROJECT" shall mean the acquisition of the Land and the development, construction and operation of a one hundred (100) unit Assisted
Living Facility thereon, including assisted living residences and related amenities including activity lounges, dining facilities, a library and a barber/beauty salon. All references to the term
Project shall be deemed to include the Mortgaged
Property.

     "PROVIDER AGREEMENT" shall have the meaning ascribed to such term in the Operating Agreement.

     "RESIDENT AGREEMENTS" shall mean all
contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Project, including without limitation assignments of benefits and guarantees.
Resident Agreements shall include all agreements pursuant to which Persons are granted the right to reside or remain in the Project for any period of time.

     "SUBSTANCES" shall mean all substances which are regulated by Environmental Laws or other
Governmental Requirements as to use, generation, collection, storage, treatment or disposal and include, without limitation, petroleum and petroleum products (excluding a small quantity of gasoline used in maintenance equipment on the Mortgaged Property), flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyl, asbestos in any form that is or could become friable, hazardous waste , toxic or hazardous substances or other related materials whether in the form of chemical, element compound, solution mixture or otherwise, including but not limited to, those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals," "toxic waste"
"toxic materials," "hazardous materials," "toxic substances," "toxic chemicals," "air pollutants,"
"toxic pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by Environmental Laws.

      "THIRD PARTY PAYORS" shall have the meaning ascribed to such term in the Operating Agreement.

                        ARTICLE II

         COVENANTS, AGREEMENTS, REPRESENTATIONS
               AND WARRANTIES OF GRANTOR

     2.1 TITLE TO MORTGAGED PROPERTY. Grantor represents and warrants to Beneficiary that at the time of the execution and delivery of this Deed of Trust it has good title to all of the Mortgaged
Property described in the granting clauses of this Grantor as being presently granted, assigned, conveyed and transferred hereunder. Grantor hereby warrants generally and shall defend the title to the Mortgaged Property, and every part thereof, whether now owned or hereafter acquired, unto
Trustee, its successors and assigns, against all claims and demands by any Person whatsoever, subject only to the Permitted Encumbrances.
Grantor covenants that Grantor shall comply with all the terms, covenants and conditions of all agreements and instruments, recorded and unrecorded, affecting the Mortgaged Property, including all Permitted Encumbrances.

     2.2 GRANTOR.

          2.2.1 SINGLE ASSET ENTITY. Grantor shall own only the Mortgaged Property as its sole asset and shall not own or operate any other real or personal property other than the Mortgaged
Property, shall not operate or conduct any business other than the operation of the Mortgaged
Property, and shall not incur any liability or obligation other than those incurred in connection with the ownership and operation of the Mortgaged
Property.

          2.2.2 NO OTHER NAME. Grantor has never
used any other name (including a trade name) other than the name set forth in the first paragraph of this Deed of Trust, and Grantor has not changed its identity or partnership or corporate structure, as applicable, so as to make the use of Grantors name as set forth in the first paragraph of this Deed of Trust in a filed financing statement materially misleading.

     2.3 FURTHER ASSURANCES.

           2.3.1 ASSURANCES. At any and all times
Grantor shall furnish and record all and every such further assurances as may be requisite or as Beneficiary shall reasonably require for the better assuring and confirming unto Trustee and/or
Beneficiary of the estate and property hereby granted, assigned, conveyed or transferred, or intended so to be whether now owned or hereafter acquired, and Grantor shall bear all expenses, charges and taxes in connection therewith.

          2.3.2 AMENDMENTS TO FINANCIAL
STATEMENTS. If, at any time, any of the
information contained in any financing statement filed in connection with the security interests created by this Deed of Trust, including without limitation, the description of the Collateral, shall change in any manner so as to cause such financing statement to become misleading in any material respect or to impair the perfection of the security interests intended to be created by this Deed of Trust, then Grantor shall immediately advise Beneficiary of such change and, upon Beneficiary's request, Grantor shall promptly prepare any amendments to any affected financing statement necessary in order to protect and continue the perfection of the security interest intended to be created thereby, and will obtain the signatures of the debtor and secured party to such amendment, and file the same in all offices where such amendment is required to be filed in order to protect and continue the perfection of the security interest intended to be created thereby. Grantor shall prepare, have executed and file (and hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact to prepare, execute and file) any amendments to the financing statements filed with respect to the security interests created by this Deed of Trust in such form as Beneficiary may require in order to continue the perfection of such security interests. Grantor shall pay all costs and expenses incurred in connection with the performance of its obligations set forth in this Section.

     2.4 CHANGE IN TAX LAW. In the event of the passage of any law after the date of this Deed of Trust, which law changes in any way the laws for the taxation of mortgages, deeds of trust or debts secured by mortgages or deeds of trust, or the manner of collection of any such taxation so as to affect this Deed of Trust, Beneficiary may give thirty (30) days' written notice to Grantor requiring the payment of the Indebtedness secured hereby. If such notice be given, the Indebtedness secured hereby shall become due and payable at the expiration of said thirty (30) days; provided however, that such requirement of payment shall be ineffective if Grantor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to Beneficiary, and if Grantor expressly assumes in writing the obligation to pay to Beneficiary an amount equal to, and in fact pays the amount of, such tax to Beneficiary prior to the date upon which such tax is due and payable by Beneficiary.

     2.5 MAINTENANCE AND CONTINUED OWNERSHIP OF
     MORTGAGED PROPERTY.

          2.5.1 REPAIR. Grantor (a) shall repair,
restore, replace or rebuild any part of the Mortgaged Property that is damaged or destroyed by casualty or the remainder of the Mortgaged
Property after a taking by eminent domain proceedings whether or not covered by insurance or award; (b) shall keep the Mortgaged Property in good order, condition and repair, and shall not commit, permit or suffer any waste thereof; (c) shall make all needful and commercially reasonable renewals, replacements and additions of and to the same and shall permit Beneficiary or its designee to enter upon and inspect the Mortgaged Property at any time or times; (d) shall not alter or tear down the Improvements on or to be made on the Land or change them nor permit them to be torn down or changed, without the written consent of Beneficiary; and (e) shall not make or permit residents, tenants or others to make any improvements to or on the Mortgaged Property, without the written consent of Beneficiary.

           2.5.2 NO IMPAIRMENT. Grantor shall not
suffer any act to be done or any conditions to exist on the Mortgaged Property or any part thereof or any thing or article to be brought thereon (a) which may cause structural injury to the Improvements; or (b) which would cause the value or usefulness of the Mortgaged Property or any part thereof to diminish (ordinary wear and tear excepted); or (c) which may be dangerous, unless safeguarded as required by law; or (d) which may in fact or in law, constitute a nuisance, public or private; or (e) which may void or make voidable any insurance then in force or required by the terms of the Operating
Agreement and other Loan Documents to be in force.

          2.5.3 COMPLIANCE WITH GOVERNMENTAL
REQUIREMENTS. Grantor shall observe and comply with all conditions and requirements necessary to obtain preserve and extend any and all Permits and shall promptly and faithfully comply with and obey all other Governmental Requirements with respect to the Mortgaged Property; provided, however, nothing herein or in any of the other Loan
Documents shall be construed to require Grantor to participate in or, if at any time during the term of the Loan Grantor elects to participate in, to continue to participate Medicare or Medicaid.

          2.5.4 NO TRANSFER. It is understood and
agreed by Grantor that as part of the inducement of Beneficiary to make the Loan, Beneficiary has relied upon the creditworthiness and the reliability and reputation of Grantor. Grantor shall not sell, abandon, cease to own, lease
(except as authorized herein), assign, transfer, or dispose of the Mortgaged Properly or any interest therein or portion thereof (except as authorized herein) nor permit the sale, assignment, or transfer of any shares or partnership interests, as applicable, in Grantor, without the prior written consent of Beneficiary other than in the ordinary course of the operation of the Project for its Intended Use. Any such sale, conveyance, transfer, pledge, lease or encumbrance made without Beneficiary's prior written consent shall constitute an Event of Default hereunder. Beneficiary's consent may be withheld in its absolute and sole discretion, or it may be conditioned upon a number of actions to be determined in Beneficiary's sole discretion, including but not limited to a determination of the transferee's creditworthiness, the payment of any assumption fee and associated costs and expenses, and a modification of the Note, this Deed of Trust, the Loan Agreement or the other
Loan Documents, and any and all terms and provisions thereof. A contract to deed or an agreement for deed or an assignment of beneficial interest in any trust shall constitute a transfer pursuant to the provisions of this Section. If any Person should obtain any interest in all or any part of the Mortgaged Property (without implying
Beneficiary's consent or acquiescence to such acquisition, which consent is hereby expressly denied), whether pursuant to execution or enforcement of any lien, security interest or other right, equal or subordinate to this Deed of Trust or the lien and security interests hereof, such event shall be deemed to be a transfer by Grantor and unless expressly authorized herein or approved hereunder, shall be an Event of Default under this Deed of Trust.

      2.6 ENCUMBRANCES.

           2.6.1 NO FURTHER ENCUMBRANCES. Grantor
shall keep the Mortgaged Property free from all liens, claims, and other encumbrances of every kind except the Permitted Encumbrances and such other encumbrances as are approved in writing by Beneficiary. In the event Beneficiary consents to an encumbrance on the Property, a default under the terms of any document creating such an encumbrance shall be an Event of Default hereunder.

          2.6.2 NO TITLE RETENTION. Grantor shall
not, without the prior written permission of Beneficiary, place any personal property upon the Mortgaged Property or any part thereof or attach any fixture that is subject to a title retention agreement, security agreement, or other encumbrance, whether said lien or interest is prior to the legal operation and effect of this Deed of Trust or subsequent thereto, nor shall Grantor place or permit to be placed any personal property upon the Mortgaged Property or any part thereof, other than the personal property of Grantor, of any resident or tenant actually occupying all or part of the Mortgaged Property pursuant to a binding Resident Agreement, or of the Manager pursuant to the Management Contract. .

     2.7 RESIDENT AGREEMENTS.

          2.7.1 COMPLIANCE WITH RESIDENT
AGREEMENTS. Grantor shall carry out or cause to be carried out all of the agreements and covenants of owner or landlord under the Resident Agreements and not further encumber, assign or permit further encumbrance or assignment of the owner's or landlord's interest in such agreements. No
Resident Agreement shall include any space, or grant to any resident any right or interest in any area outside of the limits of the Mortgaged
Property and no Resident Agreement shall obligate the owner or landlord thereunder to provide services outside of the Mortgaged Property, except as otherwise agreed by Beneficiary, which approval may be evidenced by Beneficiary's approval of a form of Resident Agreement as provided in the Loan
Agreement. Upon demand of Beneficiary, Grantor shall furnish Beneficiary with an executed copy of each Resident Agreement immediately upon its execution. All Resident Agreements shall be written on the standard form accepted by Beneficiary, with only such changes as Beneficiary shall have approved in writing or pursuant to agreements otherwise approved by Beneficiary.

          2.7.2 ASSIGNMENT OF RESIDENT AGREEMENTS.
Grantor hereby assigns and transfers to
Beneficiary all Resident Agreements, subleases, rents, issues and profits of the Mortgaged
Property. Grantor hereby irrevocable appoints
Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary, at any time and from time to time, to demand, receive and enforce payment, give receipts, releases and satisfactions, and to sue, in the name of Grantor or Beneficiary, for all such rents, issues and profits. Grantor, however, shall have the right to collect such rents, issues and profits (but not more than one (1) month in advance) prior to or at any time there is not an Event of Default under this Deed of Trust. The assignment of Resident
Agreements, subleases, rents, issues and profits of the Mortgaged Property in this Section is intended to operate as an absolute assignment, not merely the passing of a security interest, to the fullest extend permissible by Washington law. If required by Beneficiary, Grantor will specifically assign to Beneficiary all such Resident Agreements whether now existing or hereafter created.

          2.7.3 COLLECTION UPON DEFAULT.
Beneficiary may, upon any Event of Default under this Deed or Trust, and at any time thereafter without notice unless such Event of Default has been cured to Beneficiary's satisfaction and Beneficiary has not elected to exercise its remedies in accordance with Article IV hereof, and either in person, by agent or by a receiver appointed by the court, and without regard to the adequacy of any security for the Indebtedness hereby secured, enter upon and take possession of the Mortgaged Property, or any part thereof. Upon any Event of Default, Beneficiary may, in its own name, sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply same less costs and expenses of operation and collection, including litigation expenses, court costs, costs of suit, cost of an abstract of title and other title evidence and attorneys' fees, and paralegal charges, including all appellate proceedings and disbursements, upon any Indebtedness secured hereby and in such order as Beneficiary may determine. The collection of such rents, issues and profits or the entering upon and taking possession of the Mortgaged Property, or application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default, or otherwise invalidate, impair, nullify, waive or extinguish the rights and protections afforded Beneficiary under the other provisions of this Deed of Trust or the provisions of any of the other Loan Documents. Furthermore, upon the occurrence of an Event of Default, Beneficiary may apply for a court order requiring Grantor to deposit all rents in the court registry. Grantor hereby consents to entry of such an order upon the sworn ex parte motion of Beneficiary that an Event of Default has occurred hereunder.

          2.7.4 MODIFICATION OF RESIDENT
AGREEMENTS. Other than may be reasonably necessary in the ordinary course of Grantor's business or as required by applicable Governmental Requirements,
Grantor will not modify, surrender, or terminate, either orally or in writing, any Resident
Agreement now existing or hereafter created upon the Mortgaged Property, nor will Grantor permit an assignment or sublease thereof without the express prior written consent of Beneficiary, which consent shall not be unreasonably withheld.

          2.7.5 ASSIGNMENT OF BANKRUPT AWARDS.
Grantor hereby assigns to Beneficiary any award made hereafter to Grantor in any bankruptcy, insolvency or reorganization proceeding (whether federal or state) involving any of the residents of the Project and all payments by any tenant in lieu of rent pursuant to or as a result of such proceedings.

          2.7.6 LIMITATION OF LIABILITY UNDER
RESIDENT AGREEMENTS. Beneficiary shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Grantor under any Resident Agreement; and Grantor hereby agrees to indemnify Beneficiary for and to save
Beneficiary harmless from, any and all liability arising from any Resident Agreement, or this assignment thereof, except liability resulting solely from the gross negligence, willful misconduct or fraud of Beneficiary or Beneficiary's officers, directors, employees or duly authorized agents, and this assignment shall not place the responsibility for the control, care, management or repair of the Mortgaged
Properly upon Beneficiary, nor make Beneficiary liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, agent, guest, or stranger.

      2.8 CONTRACTS.

           2.8.1 COMPLIANCE WITH CONTRACTS.
Grantor shall carry out or cause to be carried out all of its agreements and covenants under and relating to all Contracts and not permit a lien or other encumbrance superior to such Contracts other than this Deed of Trust and the Permitted
Encumbrances. Upon demand of Beneficiary, Grantor shall furnish Beneficiary an executed copy of each Contract immediately upon its execution.

          2.8.2 ASSIGNMENT OF CONTRACTS. Grantor
hereby assigns and transfers to Beneficiary all Contracts and all rents, issues, profits and other revenues generated from such Contracts. Grantor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary, at any time and from time to time, to demand, receive and enforce payment, give receipts, releases and satisfactions, and to sue, in the name of Grantor or Beneficiary, for or under all such Contracts. Grantor, however, shall have the right to collect such issues and profits prior to or at any time there is not an Event of Default under this Deed of Trust. The assignment of Contracts, rents, issues and profits of the Mortgaged Property in this Section is intended to operate as an absolute assignment, not merely the passing of a security interest, to the fullest extent permissible by Washington law. If required by Beneficiary, Grantor will specifically assign to Beneficiary all Contracts whether now existing or hereafter created.

          2.8.3 COLLECTION UPON DEFAULT.
Beneficiary may, upon any Event of Default under this Deed of Trust, and at any time thereafter without notice unless such Event of Default has been cured to Beneficiary's satisfaction and Beneficiary has not elected to exercise its remedies in accordance with Article IV hereof in its own name, sue for or otherwise collect all revenues generated by all Contracts ("Revenues"), including those past due and unpaid, and apply same less costs and expenses of operation and collection, including litigation expenses, court costs, costs of suit, cost of an abstract of title and other title evidence and attorneys' fees, and paralegal charges, including all appellate proceedings and disbursements, upon any
Indebtedness secured hereby and in such order as Beneficiary may determine. The collection of such Revenues or application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default, or otherwise invalidate, impair, nullify, waive or extinguish the rights and protections afforded Beneficiary under
Washington law. Furthermore, upon the occurrence of an Event of Default, Beneficiary may apply for a court order requiring Grantor to deposit all Revenues in the court registry. Grantor hereby consents to entry of such an order upon the sworn ex parte motion of Beneficiary that an Event of Default has occurred hereunder.

           2.8.4 LIMITATION OF LIABILITY UNDER
CONTRACTS. Beneficiary shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Grantor under any Contract and Grantor hereby agrees to indemnify
Beneficiary for and to save Beneficiary harmless from, any and all liability arising from any Contract, or this assignment thereof, except liability resulting solely from the gross negligence, willful misconduct or fraud of Beneficiary or Beneficiary's officers, directors, employees or duly authorized agents, and this assignment shall not place the responsibility for the control, care, management or repair of the Mortgaged Property upon Beneficiary nor make
Beneficiary liable for any negligence in the management, operation upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any resident, tenant, agent, guest, or stranger.

      2.9 ENVIRONMENTAL MATTERS.

           2.9.1 NO SUBSTANCES PRESENT. Grantor
hereby represents and warrants to Beneficiary that, to the best of its knowledge, after a physical inspection of the Mortgaged Property and all appropriate investigation except as disclosed in the Environmental Report, (a) there are not now and have never been any Substances located on or near the Mortgaged Property other than those being used in compliance with all applicable
Environmental Laws, and (b) the Mortgaged Properly is not now being used nor has it ever been used in the past for any activities involving the use, generation, collection, storage, treatment, or disposal of any Substances. Grantor will not place or permit to be placed any Substances on or near the Mortgaged Property except for those Substances that (i) are typically used in connection with the maintenance and operation of an Assisted Living
Facility, provided the same are in appropriate quantities to ensure compliance with all applicable Environmental Laws and other
Governmental Requirements, (ii) are stored, used, and disposed of properly, or (iii) are approved in writing by Beneficiary.

          2.9.2 ACTING UPON PRESENCE OF
SUBSTANCES. Grantor hereby covenants and agrees that, if at any time (a) Substances are spilled, emitted, disposed, or leaked on, in, or under the Mortgaged Property in any amount in excess of that permitted under applicable Environmental Laws, or
(b) it is determined that there are Substances located on, in, or under the Mortgaged Property other than those of which Beneficiary has approved in writing or which are permitted to be used on the Mortgaged Property without Beneficiary's written approval pursuant to subsection 2.9.1 of this Section, Grantor shall immediately notify
Beneficiary and any Governmental Authorities or private Persons required by law to be notified, and shall, within thirty (30) days thereafter or sooner if required by Beneficiary or any Governmental Authority, take or cause to be taken, at Grantor's sole expense, such action as may be required by Beneficiary or any Governmental
Authority. If Grantor shall fail to take such action, Beneficiary may make advances or payments towards performance or satisfaction of the same but shall be under no obligation so to do; and all sums so advanced or paid, including all sums advanced or paid in connection with any investigation or judicial or administrative proceeding relating thereto, including, without limitation, reasonable attorneys' fees, expert fees, fines, or other penalty payments, shall be at once repayable by Grantor and shall bear interest at the Default Rate, from the date advanced or paid by Beneficiary until the date paid by Grantor to Beneficiary, and all sums so advanced or paid, with interest as aforesaid, shall become a part of the Indebtedness secured hereby. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent
Grantor from seeking reimbursement for, or other compensation for, the existence of any Substances on, in, or under the Mortgaged Property from any Person responsible therefor, provided Grantor's obligations to Beneficiary hereunder shall not be conditioned or dependent upon any such reimbursement or compensation.

           2.9.3 ENVIRONMENTAL AUDITS. Grantor,
promptly upon the written request of Beneficiary from time to time, shall provide Beneficiary, at Grantor's expense, from time to time with an environmental site assessment or environmental audit report, or an update of such an assessment or report, all in scope, form, and content satisfactory to Beneficiary.

          2.9.4 ENVIRONMENTAL NOTICES. Grantor
shall furnish to Beneficiary duplicate copies of all correspondence, notices, or reports it receives from any Governmental Authority or any other Person regarding environmental matters or Substances at or near the Mortgaged Properly, immediately upon Grantor's receipt thereof.

          2.9.5 CONDITION OF PROPERTY. Grantor
hereby represents and warrants that, to the best of its knowledge, after a physical inspection of the Mortgaged Property and all appropriate investigation except as disclosed in the Environmental Report and on the Survey, there are no wells or septic tanks on the Mortgaged Property serving any other property; no wells or septic tanks on other property serving the

Mortgaged Property; no burial grounds,
archeological sites, or habitats of endangered or threatened species on the Mortgaged Property; and that no part of the Mortgaged Property is subject to tidal waters; has been designated as wetlands by any Governmental Authority; or is located in a special flood hazard area.

          2.9.6 ENVIRONMENTAL INDEMNITY.

              2.9.6.1 Grantor shall at all times
indemnify and hold harmless Beneficiary and Trustee against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by Beneficiary or Trustee, whether as beneficiary or trustee of this Deed of Trust, as Beneficiary in possession, or as successor-in-interest to Grantor by foreclosure deed or deed in lieu of foreclosure, under or on account of the Environmental Laws or any similar laws or regulations, including the assertion of any lien thereunder, with respect to:

                    (a) any discharge of
         Substances, the threat of a discharge of any Substances, or the presence of any Substances affecting the Mortgaged
         Property whether or not the same
         originates or emanates from the Mortgaged
         Property or any contiguous real estate
         including any loss of value of the
         Mortgaged Property as a result of any of the foregoing;

                      (b) any costs of removal or
           remedial action incurred by any state
           or the United States Government or any
           costs incurred by any other person or
           damages from injury to, destruction of,
           or loss of natural resources, including
           reasonable costs of assessing such
           injury, destruction or loss incurred
           pursuant to any Environmental Laws;

                     (c) liability for personal
          injury or property damage arising under
          any statutory or common law tort theory, including, without limitation damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near the Mortgaged Property;
          and/or

                     (d) any other environmental
          matter affecting the Property within the jurisdiction of the Environmental
          Protection Agency or any other
          Governmental Authority.

               2.9.6.2 Grantor's obligations under
this Section shall arise upon the discovery of the presence of any Substance, whether or not the Environmental Protection Agency or any other
Governmental Authority has taken or threatened any action in connection with the presence of any Substances.

          2.9.7 CONTROLLING AGREEMENT. Grantor
acknowledges that Beneficiary has agreed to make the Loan in reliance upon Grantor's representations, warranties and covenants in this
Section 2.9. Grantor further acknowledges that in addition to the representations, warranties and covenants contained in this Section 2.9, Grantor has made additional representations, warranties and covenants with respect to

Substances and Environmental Laws in the Environmental Indemnity Agreement dated of even date herewith by and among Grantor, Emeritus and Beneficiary, and that such additional representations, warranties and covenants are intended to be in addition to, and not in lieu of the representations, warranties and covenants set forth herein. Moreover, although Grantor and Beneficiary intend for all such representations, warranties and covenants regarding Substances and Environmental Laws to be read together and to be consistent, to the extent of any inconsistencies between the representations, warranties and covenants set forth in this Deed of Trust regarding Substances and Environmental Laws and those set forth in the Environmental Indemnity
Agreement, the representations, warranties and covenants set forth in the Environmental Indemnity
Agreement shall govern All of the representations, warranties, covenants and indemnities of this
Section 2.9 shall survive the repayment of the Note and/or the release of the operation and effect of this Deed of Trust and shall survive the transfer of any or all right, title and interest in and to the Mortgaged Property by Grantor to any party, whether or not affiliated with Grantor.

     2.10 ADDITIONAL ADVANCES. If Grantor shall fail to perform any of the covenants or satisfy any of the conditions contained herein, Beneficiary may make advances or payments towards performance or satisfaction of the same but shall be under no obligation so to do; and all sums so advanced or paid shall be at once repayable by Grantor and shall bear interest at the Default
Rate from the date advanced until the date paid, and all sums so advanced or paid, with interest as aforesaid, shall become a part of the Indebtedness secured hereby; but no such advance or payment shall relieve Grantor from any default or Event of Default hereunder. If Grantor shall fail to perform any of the covenants or satisfy any of the conditions contained herein, Beneficiary may use any funds of Grantor, including any funds held as Tax Deposits or Insurance Deposits under the
Operating Agreement, towards performance or satisfaction of the same but shall be under no obligation so to do; and no such use of funds shall relieve Grantor from any default hereunder, including the obligation to make sufficient Tax
Deposits and Insurance Deposits as required by the Operating Agreement.

     2.11 CONDEMNATION AWARDS. Should the
Mortgaged Property or any part thereof or interest therein be taken or damaged by reason of any public use or improvement or by condemnation or eminent domain proceedings or in any other manner, or should the grade of any street be altered as a result of condemnation or eminent domain proceedings or otherwise, all or such part of any award or proceeds derived therefrom as Beneficiary in its sole discretion may determine in writing shall be paid to Beneficiary and applied to the payment of the Indebtedness secured hereby (in such manner or combination thereof including inverse order of maturity of installments of principal, if any, as Beneficiary may, iii its sole discretion, elect) and all such proceeds are hereby assigned to Beneficiary; provided however, should Beneficiary notify Grantor that Grantor is obligated to repair or replace any portion of the Mortgaged Property damaged or taken in such condemnation proceeding, Beneficiary shall make the proceeds of such condemnation actually received by Beneficiary available to Grantor for such purposes. Any such condemnation proceeds shall be advanced to Grantor in accordance with the provisions of the Loan Agreement governing
Advances, following receipt and approval by Beneficiary of such plans, specifications, construction contracts, contractors, suppliers and similar matters as Beneficiary deems reasonably necessary to ensure that the necessary repair and replacement is completed in accordance with the requirements of the Loan Documents and that sufficient funds are available for such purpose.

     2.12 COSTS OF DEFENDING AND ENFORCING LIEN.
Grantor shall pay all costs, charges and expenses, including appraisals, title examinations, and reasonable attorney's fees, which Beneficiary may incur in defending or enforcing the validity or priority of the legal operation and effect of this Deed of Trust, or-any term, covenant or condition hereof, or in collecting any sum secured hereby, or in protecting the security of Beneficiary, including without limitation being a party in any condemnation, bankruptcy or administrative proceedings, or, if an Event of Default shall occur, in administering and executing the trust hereby created and performing its powers, privileges and duties hereunder. Beneficiary may make advances or payments for such purposes but all advances or payments made by Beneficiary for such purposes shall be repayable immediately by Grantor and shall bear interest at the Default
Rate from the date the same shall become due and payable until the date paid, and any such sum or sums with interest as aforesaid shall become a part of the indebtedness secured hereby; but no such advance or payment shall relieve Grantor from any default hereunder.

     2. 13 MODIFICATION OF TERMS; NO NOVATION.
Beneficiary may at any time, and from time to time, extend the time for payment of the Indebtedness secured hereby, or any part thereof, or interest thereon, and waive, modify or amend any of the terms, covenants or conditions in the Note, in this Deed of Trust or in any other paper or document executed in connection with the Loan, in whole or in part, either at the request of Grantor or of any person having an interest in the Mortgaged Properly, accept one or more notes in replacement or substitution of the Note, consent to the release of all or any part of the Mortgaged
Property from the legal operation and effect of this Deed of Trust, take or release other security, release any party primarily or secondarily liable on the Note or hereunder or on such other security, grant extensions, renewals or indulgences therein or herein, apply to the payment of the principal and interest and premium, if any, of the Indebtedness secured hereby any part or all of the proceeds obtained by sale or otherwise as provided herein without resort or regard to other security, or resort to any one or more of the securities or remedies which Beneficiary may have and which in its absolute discretion it may pursue for the payment of all or any part of the Indebtedness secured hereby, in such order and in such manner as it may determine, all without in any way releasing Grantor or any party secondarily liable from any of the terms, covenants or conditions of the Note, this Deed of Trust, or other paper or document executed in connection with the Loan, or relieving the unreleased Mortgaged Property from the legal operation and effect of this Deed of Trust for all amounts owing under the Note and this Deed of Trust. Beneficiary and Grantor recognize and agree that the provisions of this Deed of Trust, the Note, and the other Loan Documents may be modified by agreement between Beneficiary and Grantor or their successors or assigns at any time before or after default (which modification may involve increasing the rate of interest in the Note, agreeing that other charges should be paid, or modifying any other provision in any such instruments). Beneficiary may extend the time of payment, may agree to alter the terms of payment of the Indebtedness and may grant partial releases of any portion of the property included herein. No such modification by Beneficiary and Grantor nor any such action by Beneficiary referred to above shall be a substitution or novation of the original Indebtedness or instruments evidencing or securing the same, but shall be considered a possible occurrence within the original contemplation of the parties.

     2.14 GOVERNMENTAL ACTION ADVERSELY AFFECTING
MORTGAGED PROPERTY. Grantor agrees that in the event of the enactment of any law or ordinance, the promulgation of any zoning or other
Governmental regulation, or the rendition of any judicial decree restricting or affecting the use of the Mortgaged Property or rezoning the area wherein the same shall be situate which Beneficiary reasonably believes adversely affects the Mortgaged Property or the ability of Grantor to maintain and operate the Project for its Intended Use, Beneficiary may, upon at least sixty
(60) days' written notice to Grantor, require payment of the Indebtedness secured hereby at such time as may be stipulated in such notice, and the whole of the Indebtedness secured hereby, shall thereupon become due and payable.

     2.15 USE OF MORTGAGED PROPERTY. Grantor shall at all times operate the Mortgaged Property for is Intended Use in accordance with the requirements of the Operating Agreement.

                         ARTICLE III

                     EVENTS OF DEFAULT

     The occurrence of one of more of the
  following events (herein called an "Event of Default") all constitute and be an Event of
  Default:

      (a) Any sale, lease, exchange, assignment, conveyance, transfer of possession or other transfer or disposition of the Mortgaged Property or any portion thereof or interest therein other than as expressly permitted in the Loan Documents or in the ordinary course of the operation of the Project for its Intended Use, regardless of whether such sale, lease or other disposition shall diminish the value of the security for the Indebtedness, increase the likelihood of the occurrence of some other Event of Default, increase the likelihood that Beneficiary will have to resort to any security for payment of the Indebtedness or add or remove the liability of any Person for payment or performance of the Indebtedness; or

      (b) If title of Grantor to any or all of the Mortgaged Property or the status of this Deed of Trust as a first and prior lien and security interest on the Mortgaged Property shall be challenged or endangered by any Person whatsoever, and Grantor shall fail to cure the same upon demand by Beneficiary; or

      (c) The occurrence of an event of default
(regardless of how such default may be defined or described) under the Note or any of the other Loan
Documents and the expiration of any cure period expressly provided with respect thereto.

                        ARTICLE IV

                        REMEDIES

     4.1 ACCELERATION. If one or more of the
Events of Default shall occur, Beneficiary may, at its option, declare the entire unpaid principal amount of the Note rif not already due and payable) to be due and payable immediately, by delivery to Trustee of written declaration of default and demand for sale and written notice of default and of election to cause the Mortgaged
Property to be sold, which notice Trustee shall cause to be duly filed for record. Beneficiary shall also deposit with the Trustee this Deed of Trust, the Note and all documents evidencing the expenditures secured hereby. If Beneficiary exercises Beneficiary's option to declare the entire unpaid principal amount of the Note to be due and payable, Grantor covenants to pay immediately the full amount of the Indebtedness secured hereby even though foreclosure or other court proceedings to collect the Indebtedness have not been commenced. Acceleration of maturity, once declared by Beneficiary, may at the option of Beneficiary, be rescinded by written acknowledgment to that effect by Beneficiary, but the tender and acceptance of partial payments alone shall not rescind or affect in any way such acceleration of maturity.

       4.2 POSSESSION OF MORTGAGED PROPERTY. If one or more of the Events of Default shall occur, Grantor shall, upon demand, forthwith surrender the actual possession, and, to the extent permitted by law, Beneficiary, by such officers or agents as it may appoint, may enter and take possession of the Mortgaged Property and may exclude Grantor, its agents and servants, wholly therefrom, and having and holding the same, may use, operate, manage and control the Mortgaged
Property or any part thereof, and upon every such entry Beneficiary, at the expense of Grantor and of the Mortgaged Property, from time to time may make all necessary or proper repairs, renewals, replacements and useful or required alterations, additions, betterments and improvements to and upon the Property as to it may seem judicious and pay all costs and expenses of so taking, holding and managing the same, including reasonable compensation to its employees and other agents
(including, without limitation, attorneys fees and management and rental commissions) and any taxes, assessments and other charges prior to the legal operation and effect of this Deed of Trust which Beneficiary may deem it wise or desirable to pay, and in such case Beneficiary shall have the right to manage the Mortgaged Property and to carry on the business and exercise all rights and powers of Grantor, either in the name of Grantor, or otherwise, as Beneficiary shall deem advisable;
and Beneficiary shall be entitled to collect and receive all rents thereof and therefrom. The taking of possession and collection of rents by Beneficiary shall not be construed to be an affirmation of any Resident Agreement or acceptance of attornment with respect to any Resident Agreement covering all or any portion of the Mortgaged Property. After deducting the expenses of operating the Mortgaged Properly and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments, improvements and all payments which it may be required or may elect to make for taxes or other proper charges on the Mortgaged Property, or any part thereof as well as just and reasonable compensation for all its employees and other agents (including, without limitation, attorney's fees and management and rental commissions) engaged and employed, the moneys arising as aforesaid shall be applied to the Indebtedness secured hereby. Whenever all that is due upon the principal of and interest on the Note and under any of the terms of this Deed of Trust shall have been paid and all defaults made good,

Beneficiary shall surrender possession to Grantor.
The same right of entry, however, shall exist if any subsequent Event of Default shall occur.

     4.3 APPOINTMENT OF A RECEIVER. Until one or more of the Events of Default shall occur (but not thereafter), Grantor shall have possession of the Mortgaged Property and shall have the right to use and enjoy the same and to receive the rents thereof and therefrom. If one or more of the Events of Default shall occur, and without the requirement of any other showing, Beneficiary shall be entitled as a matter of right and to the extent permitted by law, without notice to Grantor, and without regard to the adequacy of the security, to the immediate appointment of a receiver of the Mortgaged Property in an ex parte proceeding with all such other powers as the court or courts making such appointment shall confer to take charge of, manage, preserve, protect, complete construction of and operate the Mortgaged
Property and any business or businesses located thereon; to collect rents, issues, profits and income therefrom from whatever source derived; to make all necessary and needed repairs to the Mortgaged Property; to pay all taxes and assessments against the Mortgaged Property and insurance premiums for insurance thereon and thereupon, it being hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties in like cases; and such appointment shall be made by the court as a matter of strict right to the Beneficiary, and without reference to the adequacy or inadequacy of the value of the Mortgaged
Property, or to the solvency or insolvency of Grantor and after payment of the expense of the receivership, including reasonable attorney's fees to Beneficiary's attorney, and after compensation to the receiver for management and completion of the Mortgaged Property, to apply the net proceeds derived therefrom in reduction of the Indebtedness secured hereby or in such other manner as such court shall direct. All expenses, fees and compensation incurred pursuant to a receivership approved by such court shall be secured by the lien of this Deed of Trust until paid. Grantor hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby consents that such appointment shall be made as an admitted equity and as a matter of absolute right to the Beneficiary and that the same may be done without notice to Grantor or any other defendant to such suit and without the requirement of any other showing and without regard to the adequacy of the security. Grantor shall deliver to the receiver appointed pursuant to the provisions of this Section, or to Beneficiary in the event of entry pursuant to the terms of the preceding Section, all original records, books, bank accounts, Resident Agreement, agreements, security deposits of the residents and all other materials relating to the operation of the Mortgaged Property except those, if any, which Grantor is required to maintain as confidential or in its possession pursuant to applicable
Governmental Requirements.

     4.4 POSSESSION AND DISPOSITION OF PERSONAL
     PROPERTY.

          4.4.1 ASSEMBLY OF MORTGAGED PROPERTY. If one or more of the Events of Default shall occur, Beneficiary may at its discretion require Grantor to assemble such items of the Mortgaged Property as may be designated by Beneficiary and make them available to Beneficiary at a place reasonably convenient to both parties to be designated by Beneficiary. Upon the occurrence of an Event of Default under this Deed of Trust, Beneficiary shall have the right to take possession of such items of the Mortgaged Property as Beneficiary may elect except those, if any, which Grantor is required to maintain as confidential or in its possession pursuant to applicable Governmental
Requirements. In taking possession Beneficiary may proceed without judicial process if this can be done without breach of the peace. Beneficiary shall have the further right to remove such items of the Mortgaged Property as it may choose to any location or locations selected by Beneficiary except those, if any, which Grantor is required to maintain as confidential or in its possession pursuant to applicable Governmental Requirements, and Grantor shall pay the costs of such removal and for the storage and protection of such items immediately upon demand therefor.

          4.4.2 SECURITY AGREEMENT This Deed of
Trust shall be construed as a security agreement and financing statement under the Uniform
Commercial Code as adopted and in force, from time to time, in the State of Washington, and shall be operative and effective as such in addition to, and not in substitution for, any other security agreement executed by Grantor in connection with the transaction secured hereby. This Deed of Trust further constitutes a fixture filing under Sections 62A9-313 and 62A9-402(6) of the Washington Uniform Commercial Code, as amended or recodified from time to time; provided, however that the execution and/or filing hereof does not imply that the items of personal property included in the Mortgaged Property are or are to become fixtures. The filling hereof as a fixture filing is intended to protect the parties from unwarranted assertions by third Persons. Grantor agrees to and shall, upon the request of Beneficiary, execute and deliver to Beneficiary, in form satisfactory to Beneficiary, such "financing statements," descriptions of property and such further assurances as Beneficiary, in its sole discretion, may, from time to time, consider necessary to create, perfect and preserve the lien and encumbrance hereof and the security interest granted herein upon and both the real properly, the Improvements, and all rights and interest of Grantor in the Mortgaged Property described herein. Beneficiary, at the expense of Grantor, may cause such statements, descriptions and assurances, and this Deed of Trust to be recorded and re-recorded, filed and re-filed, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrance hereof and the security interest granted herein upon and in all of said Mortgaged
Property. With respect to such Mortgaged Property, the Beneficiary is a "secured party" and the Grantor is a "debtor" under the Washington Uniform
Commercial Code with its address being as set forth in this Deed of Trust. If Beneficiary elects to proceed under the Washington Uniform Commercial
Code to dispose of some of the Mortgaged Property, Beneficiary shall give Grantor notice by certified mail, postage prepaid, return receipt requested, of the time and place of any public sale of any of such property, or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Grantor at least five (5) Business Days before the time of the sale or other disposition which provisions for notice Grantor and Beneficiary agree are reasonable; provided, however, that nothing herein shall preclude Beneficiary from proceeding as to all the Mortgaged Property to the maximum extent permitted by applicable Washington law in accordance with the rights and remedies of Beneficiary in respect of the real property.
Notwithstanding any release of any or all of the property included in the Mortgaged Property which is deemed "real property", any proceedings to foreclose this Deed of Trust, or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Grantor as are now or hereafter evidenced by the Note and Loan Agreement.

     4.5 FORECLOSURE SALE.

          4.5.1 If one or more of the Events of
Default shall occur, Beneficiary may request that Trustee sell the Mortgaged Property in accordance with the Deed of Trust Act of the State of Washington (RCW Chapter 61.24 as existing now, or hereafter amended) and the Uniform Commercial Code of the State of Washington where applicable, at public auction to the highest bidder for cash at such time and at such place as are statutorily prescribed. Grantor acknowledges that there is no right to an extension of the trustee's sale on "equitable" or other grounds, and that Beneficiary's remedies under this Deed of Trust shall not be affected or impaired by the exercise of any right of setoff or to collect and apply rents, profits, insurance proceeds or condemnation awards. Any person except Trustee may bid at a Trustee's sale. The Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Grantor, Trustee or Beneficiary shall be a party, unless such action or proceeding is brought by the Trustee. If the Mortgaged Property consists of several known lots or parcels, Beneficiary may designate the order in which such parcels shall be sold or offered for sale.

           4.5.2 Trustee may postpone sale of all
or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.

           4.5.3. Without declaring the entire
unpaid principal balance due, Beneficiary may foreclose only as to the sum past due without injury to this Deed of Trust or the displacement or impairment of the remainder of the lien thereof and at such foreclosure sale the Mortgaged
Property shall be sold subject to all remaining items of Indebtedness and Beneficiary may again foreclose in the same manner as often as there may be any sum past due.

          4.5.4 Beneficiary shall have the right
to judicially foreclose this Deed of Trust as a mortgage. If this Deed of Trust is foreclosed by judicial procedure, Beneficiary will be entitled to a judgment which wil1 provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Deed of Trust exceeds the net sale proceeds payable to Beneficiary, subject to any limitations with respect thereto set forth in the Note. In the event Grantor remains in possession of the Mortgaged Properly after the Mortgaged Property is sold as provided above or Beneficiary otherwise becomes entitled to possession of the Mortgaged Property upon default of Grantor, Grantor shall become a tenant at will of Beneficiary or the purchaser of the Mortgaged
Property and shall pay a reasonable rental for use of the Mortgaged Property while in Grantor's possession. The purchaser at any foreclosure sale may (but shall be under no obligation to), during any redemption period, make such repairs and alterations to the improvements as may be appropriate for the proper operation, care, preservation, and protection thereof pay any taxes and assessments due during such period; insure the improvements on the Mortgaged Property against loss by casualty and itself against liability arising from its ownership and use of the Mortgaged Property; and pay liens not extinguished by the foreclosure and any other amounts relating to the Mortgaged Property to the extent due during such redemption period, and all of such expenses and payments, together with interest thereon from the date so paid to reimbursement at the rate provided for any other redemption amounts, shall be included in the amount required to be paid by any person to redeem the Mortgaged Property.

          4.5.5 Beneficiary may exercise all other remedies available, whether at law or equity, in such order as Beneficiary may elect. All such other rights and remedies available to Beneficiary with respect to this Deed of Trust shall be cumulative and may be pursued concurrently or successively. The failure or omission on the part of Beneficiary to exercise the option for acceleration of maturity and/or foreclosure following any default, as aforesaid, or to timely exercise any other option, right, or remedy conferred upon the Beneficiary herein, or the acceptance by Beneficiary of partial payments hereunder, shall not constitute a waiver of any such default or the right to exercise any such option, but such operation shall remain continuously in force.

           4.5.6 Beneficiary may bid and become
the purchaser at any sale under this Deed of Trust. If Beneficiary is the purchaser at any such sale, Beneficiary may apply the outstanding
Indebtedness against all or any portion of the purchase price, including the deposit.

                        ARTICLE V

                     MISCELLANEOUS

     5.1 TRUSTEE.

          5.1.1 ACTIONS OF TRUSTEE. The Trustee
shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by it to be genuine and to have been signed by the party or parties purporting to sign the same. The Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistake of law or fact, nor for anything which it may do or refrain from doing in good faith nor generally shall a Trustee have any accountability hereunder except for its own individual willful default.

          5.1.2 RETENTION OF MONIES. All monies
received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall have no liability for interest on any monies received by it hereunder.

          5.1.3 TRUSTEE AS ATTORNEY. The Trustee
may act hereunder and may sell and convey the Mortgaged Property as herein provided although the Trustee has been, may now be or may hereafter be, an attorney or agent of Beneficiary, in respect of any matter or business whatsoever.

          5.1.4 SUCCESSOR TRUSTEE. Trustee may
resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when required by Beneficiary so to do or if for any reason and without cause
Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the aforenamed
Trustee.

          5.1. 5 SUCCESSION INSTRUMENTS. Any new
Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, property, title, rights, powers, privileges, discretions, trusts, duties and obligations of its predecessor or predecessors in the trust hereunder with like effect as if originally named as Trustee hereunder but nevertheless, upon the written request of Beneficiary or its successor trustee, the Trustee ceasing to aa shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by the 'Trustee to the successor trustee so appointed in its or his place.

           5.1.6 PERFORMANCE OF DUTIES BY AGENT.
Trustee may authorize one or more parties to act on its behalf to perform the ministerial functions required of Trustee hereunder, including, without limitation, the transmittal and posting of any notices.

      5.2 ASSIGNMENT OF BANK ACCOUNTS. Upon the occurrence of an Event of Default under this Deed of Trust any funds on deposit with Beneficiary in the name of Grantor, and any securities and property given unto or left in the possession of the Beneficiary by Grantor, whether as collateral security or held in escrow or otherwise, are hereby assigned to Beneficiary, shall be held by it as additional security for the Loan and may be applied to the payment of any sums due it under the terms of the Note or the other Loan Documents.

     5.3 FUTURE ADVANCES. This Deed of Trust is given to secure not only the existing Indebtedness of the Grantor to the Beneficiary evidenced by the Loan Documents secured hereby, but also such future advances, plus interest thereon, together with any disbursements made by Beneficiary for payment of taxes, insurance or other liens on the Mortgaged Property, together with interest on such disbursements at the maximum rate permitted under Washington law, which advances shall be secured hereby to the same extent as if such future advances were made on this date. The total amount of Indebtedness secured hereby may increase or decrease from time to time. This Deed of Trust shall also secure any sums due pursuant to the Loan Documents as a charge, fee or premium expressly provided for in the Loan Documents in the event of acceleration of any monetary obligations due to a default therein or a prepayment thereof. The provisions of this Section shall not be construed to imply any obligation on Beneficiary to make any future advances, it being the intention of the parties that any future advances shall be solely at the discretion and option of Beneficiary (except as may be otherwise expressly provided in the Loan Agreement). Any reference to monetary obligations in this Deed of Trust shall be construed to reference any future advances made pursuant to this Section. .

     5.4 SUBROGATION. This Deed of Trust, as
additional security, is hereby subrogated to the lien or liens and to the rights of the owners and holders thereof of each and every mortgage, lien or other encumbrance on the Mortgaged Property, or any part thereof, or any claim or demand which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness secured hereby and the respective liens of said mortgages, liens and other encumbrances and claims and demands shall pass to and be held by Beneficiary as additional security for the Indebtedness to Beneficiary to the same extent that they would have been preserved and would have been passed to and been held by Beneficiary had they each been duly and regularly assigned, transferred, set over and delivered to Beneficiary by separate deed of assignment, notwithstanding the fact the same may be or may have been satisfied and canceled of record, it being the intention of the parties hereto that the same will be satisfied and canceled of record at or about the time they are paid or satisfied out of the proceeds of the Loan.

      5.5 NOTICES. No notice or other
communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section at the addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice), set forth in this Section 5.6. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally or if deposited with the United States Postal Service as registered or certified mail, return receipt requested, (b) at noon on the first Business Day after dispatch if sent by reputable overnight courier capable of providing evidence of delivery, or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient.

     If to Grantor: Emeritus Properties In, Inc.
               c/o Emeritus Corporation
               3131 Elliott Avenue, Suite 500
                   Seattle, Washington 98121
               Attention: President
               Telecopy or Facsimile Number: (206)
          301-4500
               Confirmation Number: (206) 298-2909

     With a copy to:   The Nathanson Group
               1411 Fourth Avenue, Suite 905
               Seattle, Washington 98101
               Attention: Randi Nathanson, Esq.
               Telecopy or Facsimile Number: (206)
          623-1138
               Confirmation Number: (206) 623-6239

     If to Beneficiary: Ocwen Federal Bank FSB
               1675 Palm Beach Lakes Boulevard
               West Palm Beach, Florida 33401
               Attention: Secretary
               Telecopy Number: (561) 820-8838
               Confirmation Number: (561) 832-2221

Notwithstanding the foregoing, any notice in fact received shall be effective as of the time of receipt.

     5.6 LEGAL CONSTRUCTION. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Washington
(excluding conflicts of law) and the United States of America. Pierce County, Washington, shall be a proper place of venue for all suits to enforce this Deed of Trust. Grantor and Beneficiary each hereby irrevocably agree that any legal proceeding arising out of or in connection with this Deed of Trust shall be brought in the superior courts of Pierce County, Washington or the United States
District Court for the Western District of
Washington.

      5.7 UNENFORCEABLE PROVISIONS. In the event any provision of this Deed of Trust is declared or adjudged to be unenforceable or unlawful by any Governmental Authority, then such unenforceable or unlawful provisions shall be excised here from, and the remainder of this Deed of Trust, together with all rights and remedies granted thereby, shall continue and remain in full force and effect.

      5.8 USURY LIMITATIONS. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the Note or otherwise, shall the amount paid or agreed to be paid to Beneficiary, or collected by Beneficiary, for the use, forbearance or detention of the money to be loaned pursuant to the Loan
Agreement, this Deed of Trust or the other Loan
Documents or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, or in any other document evidencing, securing, or pertaining to the Indebtedness secured hereby, exceed the maximum amount permissible under applicable usury laws (the "HIGHEST LAWFUL RATE").
If under any circumstances whatsoever fulfillment of any provision hereof or any other Loan
Documents, at the time performance of such provision shall be due, shall involve an amount or any portion thereof in excess of the Highest
Lawful Rate, then ipso facto, the payment to be made or the amount to be delivered to be fulfilled shall be reduced to the limit of such validity;
and if under any circumstances Beneficiary shall ever receive an amount deemed interest by applicable law which would exceed the Highest
Lawful Rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing under the Note or to other Indebtedness secured by this Deed of Trust and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Grantor or to any other person making such payment on Grantor's behalf All sums paid or agreed to be paid to Beneficiary for the use, - forbearance or detention of the indebtedness of Grantor evidenced and secured hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of the Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Beneficiary and Grantor and any endorser or guarantor of the Note.





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

     5. 9 RIGHTS OF BENEFICIARY.

          5.9.1 RIGHTS NOT LIMITED. The rights,
powers, privileges and discretions (hereinafter collectively called the "rights") specifically granted to Beneficiary under this Deed of Trust are not in limitation of but in addition to those to which they are entitled under any general or local law relating to deeds of trust and mortgages in the State of Washington, now or hereafter existing.

          5.9.2 BENEFIT TO SUCCESSORS AND ASSIGNS.
The rights to which Beneficiary may be entitled shall inure to the benefit of its successors and assigns.

          5.9.3 RIGHTS CUMULATIVE. All the rights
of Beneficiary are cumulative and not alternative and may be enforced successively or concurrently.

     5.10 NO WAIVER. Failure of Beneficiary to exercise any of its rights shall not impair any of its rights nor be deemed a waiver thereof, and no waiver of any of its rights shall be deemed to apply to any other such rights, nor shall it be effective unless in writing and signed by the party waiving the right. The acceptance by Beneficiary of any partial payment after default or an Event of Default, with or without knowledge of the default or Event of Default, shall not be a waiver of the default or Event of Default unless
Beneficiary shall specifically state in writing that the acceptance waives the default or Event of Default or states further conditions which must be satisfied to constitute such a waiver. The failure of Beneficiary to exercise the option for acceleration of maturity, foreclosure, or either, following an Event of Default or to exercise any other option or privilege granted to Beneficiary hereunder in any, one or more instances, shall not constitute a waiver of any such default, but such option or privilege shall remain continuously in force.

     5.11 MUTUAL WAIVER OF JURY TRIAL. GRANTOR AND
BENEFICIARY EACH WAIVE ALL RIGHTS TO TRIAL BY JURY
OF ANY AND ALL CLAIMS, COUNTERCLAIMS, AND DEFENSES
AMONG AND BETWEEN ANY OF THEM ARISING UNDER THIS
DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR ANY
OTHER AGREEMENT OR AGREEMENTS BETWEEN OR AMONG ANY
OF THEM AT ANY TIME RELATING TO THE LOAN,
INCLUDING ANY SUCH AGREEMENTS, WHETHER WRITTEN OR
ORAL, MADE OR ALLEGED TO HAVE BEEN MADE AT ANY
TIME PRIOR TO THE DATE HEREOF, AND ALL AGREEMENTS
MADE HEREAFTER OR OTHERWISE. IN MAKING THIS WAIVER
GRANTOR AND BENEFICIARY ACKNOWLEDGE AND AGREE THAT
ANY AND ALL SUCH CLAIMS, COUNTERCLAIMS, AND
DEFENSES SHALL BE HEARD BY A JUDGE OF A COURT OF
COMPETENT JURISDICTION, WITHOUT A JURY. GRANTOR
AND BENEFICIARY ACKNOWLEDGE AND AGREE THAT THIS
WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF
THE CONSIDERATION FOR THIS DEED OF TRUST. GRANTOR
AND BENEFICIARY ACKNOWLEDGE THAT THIS IS A WAIVER
OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE
KNOWINGLY AND VOLUNTARY AFTER CONSULTATION WITH,
OR THE OPPORTUNTY TO CONSULT WITH, COUNSEL OF ITS
CHOICE.

     5.12 NO PARTNERSHIP. Grantor acknowledges and agrees that nothing contained in the terms and conditions of this Deed of Trust or any other Loan
Document shall be deemed to create a partnership, joint venture or joint enterprise between the parties hereto, each of which is acting independently and for its own account and benefit.
The relationship created is that of lender and borrower. The Beneficiary's commitment to make the Loan and its financing of the development and construction of the Project does not create, and shall not be deemed to create, a partnership, joint venture or joint enterprise between the parties.

     5.13 BINDING EFFECT. This Deed of Trust shall be binding upon and inure to the benefit of Grantor, its successors, and those assigns consented to in writing by Beneficiary, and upon Beneficiary, its successors and assigns. Any assignment attempted by Grantor without the written consent of Beneficiary shall be void.
Wherever the word "Beneficiary" is used herein it shall be deemed to include also the successors and assigns of Beneficiary, and the word "Grantor" shall include the successors of Grantor and shall include those assignees of Grantor consented to in writing by Beneficiary. No consent by Beneficiary of an assignment by Grantor shall release Grantor as a party primarily obligated and liable under the terms of this Deed of Trust unless Grantor shall be released specifically by Beneficiary in writing. No consent by Beneficiary to an assignment shall be deemed to be a waiver of the requirement of consent by Beneficiary of each and every further assignment, as a condition precedent to the effectiveness of such assignment.

     5.14 GENDER. Unless the context clearly
indicates to the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a neuter, masculine or feminine gender shall be deemed to include the others.

     5.15 TIME OF ESSENCE. Time is of the essence of the obligations of Grantor in this Deed of Trust and each and every term, covenant and condition made herein by or applicable to Grantor.

     5.16 CAPTIONS. The captions used for the Articles and Sections in this Deed of Trust are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Deed of Trust or any Article or Section hereof.

     5.17 DRAFTING OF LOAN DOCUMENTS. The parties hereto acknowledge and agree that the terms, covenants, and conditions of the Loan Documents have been drafted, reviewed, negotiated, and revised by all the parties, with the assistance of counsel of their choice, and that should any ambiguities occur herein, such ambiguities shall not be construed or interpreted against one party or another by virtue of that party's status as drafting or reviewing party.

     5.18 ORAL AGREEMENTS OR ORAL COMMITMENTS TO
LOAN MONEY EXTEND CREDIT OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE
UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, Grantor has caused this
Deed of Trust to be duly executed on its behalf as of the date first above written.


                    EMERITUS PROPERTIES III, INC.,
                    a Washington corporation

                    By:  /s/ Kelly J. Price

--------------------------------------------

Name:  Kelly J. Price

Title:  Secretary

STATE OF WASHINGTON  )
                                                 )
ss.
COUNTY OF KING               )

     On this 31st day of January, 1997, before me personally, appeared Kelly J. Price, to me personally known to be the secretary of Emeritus
Properties III, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentions, and on oath stated that (s)he was authorized to execute said instrument and that the seal affixed, if any, is the seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

[SEAL]
                    /s/ Anthony G. Ross
                    ------------------------------
---------
                    Notary Public in and for the
State of
                    Washington residing at
Bellevue

                    Printed Name:  Anthony G. Ross

                    My appointment expires:  2-24-
98




























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